DEPOSITARY RECEIPT


                          (A TEXAS LIMITED PARTNERSHIP)


     Swift Depositary Company, a Texas corporation, as depositary (the "Depositary"), hereby certifies that the person designated below (the "Interest Holder") is the registered owner of Swift Depositary Interests ("SDIs") in the amount of:

            INTEREST HOLDER:                            ACCOUNT EXECUTIVE:


     Each SDI represents an assignment by the Depositary of a pro rata portion of its beneficial (but not of record) rights and interests as sole limited partner of the above-named limited partnership formed under the Texas Revised Limited Partnership Act, as amended (the "Partnership"). The number of SDIs owned by the Interest Holder represents _______________ percent of the total rights and interest of the sole limited partner in the Partnership.

     This Depositary Receipt is provided solely for the information and convenience of the Interest Holder and is not conclusive evidence of the Interest Holder's ownership of the number of SDIs specified above. Ownership of SDIs shall be determined for all purposes solely by reference to the books and records of the Depositary.

     The SDIs evidenced hereby may be transferred in accordance with the procedures, conditions and restrictions, set forth under "Transfer of SDIs" enclosed. Also attached are certain forms to be used in connection with transfers, which should be filled out by the transferor and transferee and delivered to the Depositary. The procedures, conditions, restrictions and forms attached hereto are subject to change from time to time by the Depositary.

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, IN THE STATE OF CALIFORNIA OR TO OR FROM A RESIDENT OF THE STATE OF CALIFORNIA WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.




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     This  Depositary  Receipt  shall  not be valid  to  evidence  the  Interest
Holder's ownership of SDIs unless it has been executed on behalf of the Depositary by the manual or facsimile signature of the President of the Depositary.

         SWIFT DEPOSITARY COMPANY


         By:
                  ---------------------------
                  Bruce H. Vincent, President


Dated:
        ----------------